Exhibit 99.1

Contact: Provectus Biopharmaceuticals, Inc. Timothy C. Scott, President Phone: 866-594-5999	Porter, LeVay & Rose, Inc Marion Nurse, DM, SVP–Investor Relations Phone: 212-564-4700 Allison + Partners Todd Aydelotte, Managing Director – Media Relations Phone: 646-428-0644.

FOR IMMEDIATE RELEASE

PROVECTUS BIOPHARMACEUTICALS TERMINATES PETER CULPEPPER

AS INTERIM CEO AND COO

KNOXVILLE, TN, December 28, 2016 — Provectus Biopharmaceuticals, Inc. (“Provectus” or the “Company”) (OTCQB: PVCT, www.provectusbio.com), a clinical-stage oncology and dermatology biopharmaceutical company (“Provectus” or the “Company”), today announced that on December 27, 2016, the Company’s Board of Directors unanimously voted to terminate Peter R. Culpepper, effective immediately, from all positions held with the Company, including Interim Chief Executive Officer and Chief Operating Officer, for cause in accordance with the terms of his employment agreement based on the results of the investigation conducted by a Special Committee of the Company’s Board of Directors regarding improper expense advances and reimbursements to Mr. Culpepper.

The previously established search committee is actively searching for a qualified permanent Chief Executive Officer. In the interim, Timothy C. Scott, Ph.D, will perform the functions of the chief executive officer position in his capacity as President while the chief executive officer position remains vacant. Dr. Scott has been with Provectus since April 2002 and currently serves as the Company’s President. Prior to joining Provectus, Dr. Scott was a senior member of the Photogen management team from 1997 to 2002, including serving as Photogen’s Chief Operating Officer from 1999 to 2002, as a director of Photogen from 1997 to 2000, and as interim CEO for a period in 2000. Eric Wachter will continue as the Company’s Chief Technology Officer and John Glass will continue as the Company’s Interim Chief Financial Officer.

About Provectus Biopharmaceuticals, Inc.

Provectus Biopharmaceuticals is investigating new therapies for the treatment of skin cancer, liver cancer and breast cancer. Provectus’ investigational oncology drug, PV-10, is an ablative immunotherapy under investigation in solid tumor cancers. The Company has received orphan drug designations from the FDA for its melanoma and hepatocellular carcinoma indications. PH-10, its topical investigational drug for dermatology, is undergoing clinical testing for psoriasis and atopic dermatitis. Provectus has completed Phase 2 trials of PV-10 as a therapy for metastatic melanoma, and of PH-10 as a topical treatment for atopic dermatitis and psoriasis. Information about these and the Company’s other clinical trials can be found at the NIH registry, www.clinicaltrials.gov. For additional information about Provectus, please visit the Company’s website at www.provectusbio.com or contact Porter, LeVay & Rose, Inc.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date hereof, and we undertake no obligation to update such statements after this date.

Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015, as supplemented by those described in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016) and the following:

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our determination, based on guidance from the FDA, whether to proceed with or without a partner with the phase 3 trial of PV-10 to treat locally advanced cutaneous melanoma and the costs associated with such a trial if it is necessary to complete (versus interim data alone);

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our determination whether to license PV-10, our investigational drug product for melanoma and other solid tumors such as cancers of the liver, if such licensure is appropriate considering the timing and structure of such a license, or to commercialize PV-10 on our own to treat melanoma and other solid tumors such as cancers of the liver;

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our ability to license PH-10, our investigational drug product for dermatology, on the basis of our phase 2 atopic dermatitis and psoriasis results, which are in the process of being further developed in conjunction with mechanism of action studies;

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our ability to raise additional capital if we determine to commercialize PV-10 and/or PH-10 on our own, although our expectation is to be acquired by a prospective pharmaceutical or biotech concern prior to commercialization;

•	our ability to raise capital through our proposed rights offering; and

•	whether our securities remain listed on the NYSE MKT.

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